UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 1, 2017, Jorgen Kokke, currently Senior Vice President, Asia-Pacific and EMEA, was elected, effective February 5, 2018, to serve as Executive Vice President, Global Specialties and President, North America of Ingredion Incorporated (the “Company”). Effective February 5, 2018, Mr. Kokke’s annual base salary was increased to $565,000, and his target award under the Company’s Annual Incentive Plan for 2018 will be 80% of his base salary or $452,000, and it is anticipated he will receive long-term incentive compensation awards under the Company’s Stock Incentive Plan with an aggregate value of $900,000, effective February, 2018, in the Company’s scheduled annual grants.

Also on December 1, 2017, the base salary of James D. Gray, the Company’s Executive Vice President and Chief Financial Officer, was increased to $600,000 annually, and it is anticipated he will receive long-term incentive compensation awards under the Company’s Stock Incentive Plan with an aggregate value of $1,100,000, effective February, 2018, in the Company’s scheduled annual grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: December 7, 2017	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer

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